UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2009 (September 1, 2009)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02 and 5.02 Termination of a Material Definitive Agreement and Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2009, BioDelivery Sciences International, Inc. (the “Company”) delivered a written notice of termination to Dr. Raphael J. Mannino (“Mannino”), the Company’s Executive Vice President and Chief Scientific Officer, in accordance with Section 4(b) of that certain Employment Agreement, dated February 22, 2007 (the “Agreement”), between the Company and Mannino. The termination of the Agreement and Mannino’s employment with the Company shall be effective as of September 30, 2009 and was undertaken as part of the consolidation of the Company’s operations in Newark, New Jersey to the Company’s headquarters in Raleigh, North Carolina as described below.

Pursuant to the Agreement, such termination entitles Mannino to a one-time cash severance payment equal to a full year base salary ($222,768) and a prorated bonus of $67,136. Such severance payment is expected to be made concurrently with the execution of customary separation and release documentation by Mannino.

Item 8.01.	Other Information.

On September 2, 2009, the Company issued a press release announcing: (i) the consolidation of the Company’s laboratory and other operations in Newark, New Jersey to the Company’s headquarters in Raleigh, North Carolina and (ii) that the Company is in discussions with Mannino to potentially sublicense to Mannino or his affiliates specific and limited applications of the Company’s Bioral® technology to develop certain therapeutics. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The potential agreement with Mannino will not include Bioral Amphotericin B, the rights to which will remain exclusively with the Company. The terms of such sublicense are subject to ongoing negotiation between the parties and review and approval by the Company’s board of directors. The Company does not anticipate making any financial investment in any potential sublicense agreement with Mannino.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of the Company, dated September 2, 2009.

This Current Report on Form 8-K and the exhibits hereto and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, those relating to the Company’s licensing discussions with Mannino, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2009	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
	Name:	James A. McNulty
	Title:	Secretary, Treasurer and Chief Financial Officer